Exhibit (a)(1)(v)

Form of Promissory Note for Repurchases of Less than 95% of your Shares

BLACKSTONE ALTERNATIVE ALPHA FUND II

Dated: [insert date]

FOR VALUE RECEIVED, Blackstone Alternative Alpha Fund II (“Payor” or the “Company”), a Massachusetts business trust issuing its shares of beneficial interest (“Shares”), hereby promises to pay [insert name of payee] (“Payee”) the Payment Amount (as defined in Section 2) in a single installment as discussed below.

This Note is being issued so that Payor may purchase [Advisor Class II] [Advisor Class III] Shares (the “Repurchased Shares”) from Payee pursuant to the terms and subject to the conditions set out in the Offer to Purchase dated June 20, 2018 and the Letter of Transmittal submitted by the Payee (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements thereto collectively constitute the “Offer”). This Note is not negotiable and is not interest-bearing.

1. General Payment Provisions. The Payor will pay the Payment Amount under this Note in a single installment in such currency of the United States of America as will be legal tender at the time of payment. Payment under this Note will be made by wire transfer to Payee’s account at Payee’s authorized agent as previously identified to Payor by Payee.

The Company may decide, in its discretion, to make payment in cash, or by the distribution of securities in kind or partly in cash and partly in kind.

2. Payment. The “Payment Amount” will be an amount equal to the value of the Repurchased Shares determined as of September 30, 2018 (the “Valuation Date”) reduced by the Early Withdrawal Fee (as defined herein), if applicable. Unless the existence of changes in tax or other laws or regulations or unusual market conditions result in a delay, the Payor will make payment under this Note on or before the later of 30 days after the Valuation Date or, if the Company has requested the repurchase of all or a portion of its investment in Blackstone Alternative Alpha Master Fund (the “Master Fund”) in order to fund its purchase of Shares, 10 business days after the Fund has received at least 95% of the aggregate purchase amount from the Master Fund.

Repurchased Shares that were purchased in a tender offer with a Valuation Date that is within the 12 month period following the initial issue date of such Shares being tendered are subject to an “early withdrawal fee” (the “Early Withdrawal Fee”) at a rate of 2% of the aggregate net asset value of such Shares.

3. Optional Prepayment. This Note may be prepaid, without premium, penalty or notice, at any time.

4. Events of Default.

(a) The occurrence of any of the following events shall be deemed to be an “Event of Default” under this Note:

(i) The Payor defaults in payment when due and any such default continues for a period of ten (10) days; or

(ii) (1) The Payor commences any proceeding or other action relating to the Company in bankruptcy or seek reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; (2) the Payor applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of the property of the Company; (3) the Payor makes a general assignment for the benefit of creditors of the Company; or (4) the Payor generally admits its inability to pay its debts with respect to the Company as they become due and payable; or

(iii) (1) The commencement of any proceeding or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the appointment of a receiver, conservator, trustee or similar officer for the Payor or for all or substantially all of the property of the Company and the continuance of any such event for sixty (60) days undismissed, unbonded or undischarged.

(b) Upon the occurrence of an Event of Default, the entire unpaid amount of this Note outstanding shall become immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and without any action on the part of the Payee.

5. Miscellaneous.

(a) Governing Law; Consent to Jurisdiction. This Note and the rights and remedies of the Payor and Payee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within such State, without regard to the conflict of laws principles of such State. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(b) Notices. All communications under this Note will be given in writing, sent by telecopier or registered mail to the address set forth below or to such other address as such party will have specified in writing to the other party hereto, and will be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to Payor, to:	Blackstone Alternative Alpha Fund II 345 Park Avenue, 29th Floor New York, New York 10154 Telephone: (855) 890-7725 Attention: Brian Gavin, President

If to Payee, to:	[Insert contact information for the Payee]

(c) Severability, Binding Effect. Any provision of this Note that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Amendment; Waiver. No provision of this Note may be waived, altered or amended, except by written agreement between the Payor and Payee.

(e) Waiver of Presentment. Payor hereby waives presentment, protest, demand for payment and notice of default or nonpayment to or upon Payor with respect to this Note.

(f) Entire Agreement. This Note and the Offer set out the entire agreement between the parties and supersede any prior oral or written agreement between the parties.

(g) Massachusetts Business Trust. The obligations of the Company under this Note are not binding upon any trustee or shareholder of the Company personally, but bind only the Company and the Company’s property. A copy of the Amended and Restated Agreement and Declaration of Trust of the Company is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of the Company as trustees and not individually and that the obligations of or arising out of this instrument are not binding on any of the trustees, officers or shareholders individually, but are binding only upon the trust property of the Company.

IN WITNESS WHEREOF, Payor has duly caused this Note to be duly executed as of the date first above written.

BLACKSTONE ALTERNATIVE ALPHA FUND II

By:
Name:
Title:

Form of Promissory Note for Repurchases of Greater than or Equal to 95% of your Shares

BLACKSTONE ALTERNATIVE ALPHA FUND II

Dated: [insert date]

FOR VALUE RECEIVED, Blackstone Alternative Alpha Fund II (“Payor” or the “Company”), a Massachusetts business trust issuing its shares of beneficial interest (“Shares”), hereby promises to pay [insert name of payee] (“Payee”) the Payment Amount (as defined in Section 2) in two installments as discussed below.

This Note is being issued so that Payor may purchase [Advisor Class II] [Advisor Class III] Shares (the “Repurchased Shares”) from Payee pursuant to the terms and subject to the conditions set out in the Offer to Purchase dated June 20, 2018 and the Letter of Transmittal submitted by the Payee (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements thereto collectively constitute the “Offer”). This Note is not negotiable and is not interest-bearing.

1. General Payment Provisions. The Payor will pay the Payment Amount under this Note in two installments in such currency of the United States of America as will be legal tender at the time of payment. Payment under this Note will be made by wire transfer to Payee’s account at Payee’s authorized agent as previously identified to Payor by Payee.

The Company may decide, in its discretion, to make payment in cash, or by the distribution of securities in kind or partly in cash and partly in kind.

2. Payment. The “Payment Amount” will be an amount equal to the value of the Repurchased Shares determined as of September 30, 2018 (the “Valuation Date”) reduced by the Early Withdrawal Fee (as defined herein), if applicable. The Payor will make a two-part payment under this Note. The first payment will be an initial payment equal to 95% of the unaudited net asset value of the Shares tendered and purchased, determined as of the Valuation Date as reduced by the Early Withdrawal Fee (if applicable) (the “Initial Payment”), which, unless the existence of changes in tax or other laws or regulations or unusual market conditions result in a delay, will be paid to you on or before the later of 30 days after the Valuation Date or, if the Company has requested the repurchase of all or a portion of its investment in Blackstone Alternative Alpha Master Fund (the “Master Fund”) in order to fund its purchase of Shares, 10 business days after the Fund has received at least 95% of the aggregate purchase amount from the Master Fund; and the second payment will be a contingent payment (the “Contingent Payment”) equal to the excess, if any, of (a) the net asset value of the Shares tendered and purchased as of the Valuation Date (as may or may not be adjusted based upon subsequent revisions to the net asset values of the portfolio funds in which the Master Fund has invested) over (b) the Initial Payment, which will be paid to you promptly after the completion of the Company’s next annual audit.

Repurchased Shares that were purchased in a tender offer with a Valuation Date that is within the 12 month period following the initial issue date of such Shares being tendered are subject to an “early withdrawal fee” (the “Early Withdrawal Fee”) at a rate of 2% of the aggregate net asset value of such Shares. The Early Withdrawal Fee will reduce the Initial Payment by the amount of the fee.

3. Optional Prepayment. This Note may be prepaid, without premium, penalty or notice, at any time.

4. Events of Default.

(a) The occurrence of any of the following events shall be deemed to be an “Event of Default” under this Note:

(i) The Payor defaults in payment when due and any such default continues for a period of ten (10) days; or

(ii) (1) The Payor commences any proceeding or other action relating to the Company in bankruptcy or seek reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; (2) the Payor applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of the property of the Company; (3) the Payor makes a general assignment for the benefit of creditors of the Company; or (4) the Payor generally admits its inability to pay its debts with respect to the Company as they become due and payable; or

(iii) (1) The commencement of any proceeding or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the appointment of a receiver, conservator, trustee or similar officer for the Payor or for all or substantially all of the property of the Company and the continuance of any such event for sixty (60) days undismissed, unbonded or undischarged.

(b) Upon the occurrence of an Event of Default, the entire unpaid amount of this Note outstanding shall become immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and without any action on the part of the Payee.

5. Miscellaneous.

(a) Governing Law; Consent to Jurisdiction. This Note and the rights and remedies of the Payor and Payee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within such State, without regard to the conflict of laws principles of such State. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(b) Notices. All communications under this Note will be given in writing, sent by telecopier or registered mail to the address set forth below or to such other address as such party will have specified in writing to the other party hereto, and will be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to Payor, to:	Blackstone Alternative Alpha Fund II 345 Park Avenue, 29th Floor New York, New York 10154 Telephone: (855) 890-7725 Attention: Brian Gavin, President

If to Payee, to:	[Insert contact information for the Payee]

(c) Severability, Binding Effect. Any provision of this Note that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Amendment; Waiver. No provision of this Note may be waived, altered or amended, except by written agreement between the Payor and Payee.

(e) Waiver of Presentment. Payor hereby waives presentment, protest, demand for payment and notice of default or nonpayment to or upon Payor with respect to this Note.

(f) Entire Agreement. This Note and the Offer set out the entire agreement between the parties and supersede any prior oral or written agreement between the parties.

(g) Massachusetts Business Trust. The obligations of the Company under this Note are not binding upon any trustee or shareholder of the Company personally, but bind only the Company and the Company’s property. A copy of the Amended and Restated Agreement and Declaration of Trust of the Company is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of the Company as trustees and not individually and that the obligations of or arising out of this instrument are not binding on any of the trustees, officers or shareholders individually, but are binding only upon the trust property of the Company.

IN WITNESS WHEREOF, Payor has duly caused this Note to be duly executed as of the date first above written.

BLACKSTONE ALTERNATIVE ALPHA FUND II

By:
Name:
Title: